EXHIBIT 99.1
TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street	Contact:
New York, N.Y. 10022	Mark L. Aaron
212-230-5301
mark.aaron@tiffany.com
TIFFANY REPORTS FIRST QUARTER RESULTS;
BOARD INCREASES QUARTERLY DIVIDEND BY FIVE PERCENT

New York, N.Y., June 4, 2019 - Tiffany & Co. (NYSE: TIF) today reported its financial results for the three months (“first quarter”) ended April 30, 2019. Worldwide net sales as reported were modestly below the prior year, and were equal to the prior year on a constant-exchange-rate basis that excludes the effect of translating foreign-currency-denominated sales into U.S. dollars (see “Non-GAAP Measures”). Net earnings also reflected a lower operating margin, as well as the benefit from a lower-than-anticipated effective income tax rate.

Alessandro Bogliolo, Chief Executive Officer, said, “Our first quarter results reflect significant foreign exchange headwinds and dramatically lower worldwide spending attributed to foreign tourists. That said, we were pleased that, at the core of our business, global sales attributed to local customers, led by sales in China, grew over last year’s very strong sales results. We believe this growth in sales to local customers reflects progress in executing our strategic priorities, including innovations across products, communications and the customer experience, and that Tiffany is positioned for improving trends in the second half of 2019.”
In the first quarter:

•
Worldwide net sales declined 3% to $1.0 billion and comparable sales declined 5%; on a constant-exchange-rate basis, net sales were equal to the prior year and comparable sales declined 2%. These results reflected mixed performance across regions and product categories.

•	Net earnings of $125 million were 12% lower than the prior year’s $142 million, and net earnings per diluted share were $1.03 versus $1.14 in the prior year.

Net sales by region in the first quarter were as follows:

•
In the Americas, total net sales declined 4% to $406 million, and comparable sales declined 5%; on a constant-exchange-rate basis, both total net sales and comparable sales declined 4%. Management attributed these sales declines largely to lower spending by foreign tourists, which represented a continuing negative trend from the second half of last year.

•
In Asia-Pacific, total net sales declined 1% to $324 million and comparable sales declined 5% due to the effect of foreign currency translation; on a constant-exchange-rate basis, total sales rose 3% and comparable sales were equal to the prior year. These results reflected a continuation of strong growth in mainland China and mixed results in other markets. These sales results also reflected lower spending attributed to foreign tourists.

•
In Japan, total net sales declined 4% to $145 million and comparable sales declined 4%; on a constant-exchange-rate basis, total sales and comparable sales were equal to the prior year. These sales results were affected by lower spending attributed to foreign tourists.

•
In Europe, total net sales declined 4% to $102 million and comparable sales declined 7%; on a constant-exchange-rate basis, total sales and comparable sales rose 4% and 1%, respectively. These results reflected mixed geographical performance across the region.

•	Other net sales of $26 million were 17% above the prior year, as increased wholesale sales of diamonds more than offset a 17% decline in comparable sales in our stores in the UAE.

•
Tiffany opened two Company-operated stores in the first quarter, closed two stores and relocated two stores. At April 30, 2019, the Company operated 321 stores (124 in the Americas, 89 in Asia-Pacific, 56 in Japan, 47 in Europe and five in the UAE), versus 314 stores a year ago (123 in the Americas, 87 in Asia-Pacific, 54 in Japan, 46 in Europe and four in the UAE).

•
Sales results by jewelry category in the first quarter were as follows: Jewelry Collections rose 1%, Engagement Jewelry declined 6% and Designer Jewelry declined 14%; on a constant-exchange-rate basis, those categories increased 4%, declined 2% and declined 11%, respectively.

Other highlights in the first quarter:

•
Gross margin (gross profit as a percentage of net sales) of 61.7% was below the prior year’s 63.0% . The lower margin largely reflected sales deleverage on fixed costs, changes in sales mix toward higher price point jewelry, and an increase in wholesale sales of diamonds, partly offset by lower product related costs.

•
Selling, general and administrative (“SG&A”) expenses increased 3% largely due to higher store occupancy and depreciation expenses. Changes in foreign currency exchange rates had the effect of decreasing SG&A expenses by 2%.

•
The effective income tax rate of 17.3% was below the prior year’s rate of 25.3%. The rate in the first quarter of 2019 included the recognition of an income tax benefit of $7.5 million, or $0.06 per diluted share, related to an increase in the estimated 2018 Foreign Derived Intangible Income (“FDII”) benefit as a result of U.S. Treasury guidance issued during the first quarter of 2019.

•
The Company repurchased approximately 271,000 shares of its Common Stock in the first quarter at a total cost of $25.4 million and an average cost of approximately $94 per share. The Company has approximately $610 million of authorization remaining to repurchase shares under a program that was approved by the Company’s Board of Directors in May 2018 for up to $1.0 billion of repurchases and which expires in January 2022.

•	Net inventories at April 30, 2019 were 6% above the prior year due to a higher level of finished goods inventories, reflecting recent sales performance and strategic investments in High Jewelry.

•
At April 30, 2019, cash and cash equivalents and short-term investments totaled $763 million. Total debt (short-term borrowings and long-term debt) of $1.0 billion represented 32% of stockholders’ equity, versus 30% a year ago.

Fiscal 2019 Outlook:
Management’s guidance for fiscal 2019 includes: (i) worldwide net sales increasing by a low-single-digit percentage over the prior year; (ii) net earnings per diluted share increasing by a low-to-mid-single-digit percentage; and (iii) a continued expectation for a decline in net earnings per diluted share in the second quarter of the year, largely reflecting continuing sales pressures from the effect of lower foreign tourist spending, difficult comparisons to strong growth in last year’s second quarter and sales deleverage on fixed costs. These expectations are approximations and are based on the Company’s plans and assumptions for the full year, including, to varying degrees: (i) a low-single-digit increase in comparable sales, with varying results across the regions; (ii) worldwide gross retail square footage increasing 3%, net through eight store openings, six closings and 15 relocations; (iii) tariffs increasing on jewelry that the Company exports from the U.S. to China from its current levels to a new level of 25% on average; (iv) operating margin equal to or slightly above the prior year; (v) interest and other expenses, net lower than the prior year; (vi) an effective income tax rate in the low-20’s%; (vii) a stronger U.S. dollar on a year-over-year basis; and (viii) a modest effect on EPS from share repurchases.

Management also expects: (i) net cash provided by operating activities of at least $750 million and (ii) free cash flow (see “Non-GAAP Measures”) of at least $400 million. These expectations are approximations and are based on the Company’s plans and assumptions for the full year, including: (i) minimal growth in net inventories for the full year, (ii) capital expenditures of $350 million and (iii) net earnings in line with management’s expectations, as described above.

Dividend Announcement
The Tiffany & Co. Board of Directors has declared a regular quarterly dividend of $0.58 per share of Common Stock, representing a 5% increase in the quarterly rate. This declaration increases the quarterly dividend from $0.55 per share (or $2.20 annually) to the new rate of $0.58 per share (or $2.32 annually). The dividend will be paid on July 10, 2019 to shareholders of record on June 20, 2019. Future dividends are subject to declaration by the directors.

Mr. Bogliolo said, “Tiffany has the financial strength to invest in growing its business while also returning capital to shareholders. We are pleased to announce this 18th dividend increase in the past 17 years.”

Today’s Conference Call:
The Company will conduct a conference call today at 8:30 a.m. (EDT) to review actual results and the outlook. Please visit https://investor.tiffany.com (and click on “News & Events/Events & Presentations”).

Next Scheduled Announcement:
The Company expects to report financial results for its second quarter ending July 31st on August 28, 2019 by issuing a news release and hosting an accompanying conference call. To receive email alerts of future announcements, please register at https://investor.tiffany.com (and click on “Contact Us/Email Alerts).

About Tiffany & Co.:
In 1837, Charles Lewis Tiffany founded his company in New York City where his store was soon acclaimed as the palace of jewels for its exceptional gemstones. Since then, TIFFANY & CO. has become synonymous with elegance, innovative design, fine craftsmanship and creative excellence. During the 20th century fame thrived worldwide with store network expansion and continuous cultural relevance, as exemplified by Truman Capote’s Breakfast at Tiffany’s and the film starring Audrey Hepburn.

Today, with more than 14,000 employees, TIFFANY & CO. and its subsidiaries design, manufacture and market jewelry, watches and luxury accessories - including more than 5,000 skilled artisans who cut diamonds and craft jewelry in the Company’s workshops, realizing its commitment to superlative quality. The Company operates more than 300 TIFFANY & CO. retail stores worldwide as part of its omnichannel approach. To learn more about TIFFANY & CO. as well as its commitment to sustainability, please visit tiffany.com.

Forward-Looking Statements:
The historical trends and results reported in this document and on our first quarter earnings conference call should not be considered an indication of future performance. Further, statements contained in this document and made on such call that are not statements of historical fact, including those that refer to plans, assumptions and expectations for the current fiscal year and future periods, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the statements under “Fiscal 2019 Outlook,” as well as statements that can be identified by the use of words such as ‘expects,’ ‘projects,’ ‘anticipates,’ ‘assumes,’ ‘forecasts,’ ‘plans,’ ‘believes,’ ‘intends,’ ‘estimates,’ ‘indicates,’ ‘pursues,’ ‘scheduled,’ ‘continues,’ ‘outlook,’ ‘may,’ ‘will,’ ‘can,’ ‘should’ and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make regarding the Company’s plans, assumptions, expectations, beliefs and objectives with respect to store openings and closings; store productivity; the renovation of the Company’s New York City flagship store, including the timing and cost thereof, and the temporary expansion of its retail operations to 6 East 57th Street; product introductions; sales; sales growth; sales trends; store traffic; the Company’s strategy and initiatives and the pace of execution thereon; the amount and timing of investment spending; the Company’s objectives to compete in the global luxury market and to improve financial performance; retail prices; gross margin; operating margin; expenses; interest and other expenses, net; effective income tax rate; the nature, amount or scope of charges resulting from recent revisions to the U.S. tax code; net earnings and net earnings per share; share count; inventories; capital expenditures; cash flow; liquidity; currency translation; macroeconomic and geopolitical conditions; the imposition of increased tariffs on jewelry that the Company exports from the U.S. to China; growth opportunities; litigation outcomes and recovery related thereto; amounts recovered under Company insurance policies; contributions to Company pension plans; and certain ongoing or planned real estate, product, marketing, retail, customer experience, manufacturing, supply chain, information systems development, upgrades and replacement, and other operational initiatives and strategic priorities.

These forward-looking statements are based upon the current views and plans of management, speak only as of the date on which they are made and are subject to a number of risks and uncertainties, many of which are outside of our control. Actual results could therefore differ materially from the planned, assumed or expected results expressed in, or implied by, these forward-looking statements. While we cannot predict all of the factors that could form the basis of such differences, key factors include, but are not limited to: global macroeconomic and geopolitical developments; changes in interest and foreign currency rates; changes in taxation policies and regulations (including changes effected by the recent revisions to the U.S. tax code) or changes in the guidance related to, or interpretation of, such policies and regulations; shifting tourism trends; regional instability; violence (including terrorist activities); political activities or events (including the potential for rapid and unexpected changes in government, economic and political policies, the imposition of additional duties, tariffs, taxes and other charges or other barriers to trade, including as a result of changes in diplomatic and trade relations or agreements with other countries); weather conditions that may affect local and tourist consumer spending; changes in consumer confidence, preferences and shopping patterns, as well as our ability to accurately predict and timely respond to such changes; shifts in the Company’s product and geographic sales mix; variations in the cost and availability of diamonds, gemstones and precious metals; adverse publicity regarding the Company and its products, the Company’s third-party vendors or the diamond or jewelry industry more generally; any non-compliance by third-party vendors or suppliers with the Company’s sourcing and quality standards, codes of conduct, or contractual requirements as well as applicable laws and regulations; changes in our competitive landscape;

disruptions impacting the Company’s business and operations; failure to successfully implement or make changes to the Company’s information systems; gains or losses in the trading value of the Company’s stock, which may impact the amount of stock repurchased through open market transactions, including through Rule 10b5-1 plans and accelerated share repurchase or other structured repurchase transactions, and/or privately negotiated transactions; the Company’s receipt of any required approvals to the aforementioned renovation of its New York City flagship store and expansion of its retail operations to 6 East 57th Street, as well as the timing of such approvals; changes in the cost and timing estimates associated with the aforementioned renovation and expansion; delays caused by third parties involved in the aforementioned renovation and expansion; any casualty, damage or destruction to the Company’s flagship store or 6 East 57th Street; and the Company’s ability to successfully control costs and execute on, and achieve the expected benefits from, the operational initiatives and strategic priorities referenced above. Developments relating to these and other factors may also warrant changes to the Company’s operating and strategic plans, including with respect to store openings, closings and renovations, capital expenditures, information systems development, inventory management, and continuing execution on, or timing of, the aforementioned initiatives and priorities. Such changes could also cause actual results to differ materially from the expected results expressed in, or implied by, the forward-looking statements.

Additional information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and in “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2019 and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent quarterly report on Form 10-Q. Readers of these documents should consider the risks, uncertainties and factors outlined above and in the Form 10-K and Form 10-Q in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law or regulation.
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TIFFANY & CO. AND SUBSIDIARIES
(Unaudited)
NON-GAAP MEASURES
The Company reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Internally, management also monitors and measures its performance using certain sales and earnings measures that include or exclude amounts, or are subject to adjustments that have the effect of including or excluding amounts, from the most directly comparable GAAP measure (“non-GAAP financial measures”). The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with useful supplemental information that will allow them to evaluate the Company's operating results using the same measures that management uses to monitor and measure its performance. The Company's management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures presented here may not be comparable to similarly-titled measures used by other companies.

Net Sales. The Company's reported net sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar. Internally, management monitors and measures its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating sales made outside the U.S. into U.S. dollars (“constant-exchange-rate basis”). Sales on a constant-exchange-rate basis are calculated by taking the current year’s sales in local currencies and translating them into U.S. dollars using the prior year’s foreign currency exchange rates. Management believes this constant-exchange-rate basis provides a useful supplemental basis for the assessment of sales performance and of comparability between reporting periods. The following tables reconcile the sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year:

	First Quarter 2019 vs. 2018
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Net Sales:
Worldwide	(3)%	(3)%	—%
Americas	(4)	—	(4)
Asia-Pacific	(1)	(4)	3
Japan	(4)	(4)	—
Europe	(4)	(8)	4
Other	17	—	17

Comparable Sales:
Worldwide	(5)%	(3)%	(2)%
Americas	(5)	(1)	(4)
Asia-Pacific	(5)	(5)	—
Japan	(4)	(4)	—
Europe	(7)	(8)	1
Other	(17)	—	(17)

	First Quarter 2019 vs. 2018
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Jewelry sales by product category:
Jewelry collections	1%	(3)%	4%
Engagement jewelry	(6)	(4)	(2)
Designer jewelry	(14)	(3)	(11)

Free Cash Flow. Internally, management monitors its cash flow on a non-GAAP basis. Free cash flow is calculated by deducting capital expenditures from net cash provided by operating activities. The ability to generate free cash flow demonstrates how much cash the Company has available for discretionary and non-discretionary purposes after deduction of capital expenditures. The Company's operations require regular capital expenditures for the opening, renovation and expansion of stores and distribution and manufacturing facilities as well as ongoing investments in information technology. Management believes this provides a useful supplemental basis for assessing the Company’s operating cash flows.

TIFFANY & CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, in millions, except per share amounts)

	Three Months Ended April 30,
	2019	2018
Net sales	$1,003.1	$1,033.2

Cost of sales	383.9	382.3

Gross profit	619.2	650.9

Selling, general and administrative expenses	458.3	446.6

Earnings from operations	160.9	204.3

Interest and other expenses, net	9.4	13.8

Earnings from operations before income taxes	151.5	190.5

Provision for income taxes	26.3	48.2

Net earnings	$125.2	$142.3

Net earnings per share:

Basic	$1.03	$1.14
Diluted	$1.03	$1.14

Weighted-average number of common shares:

Basic	121.4	124.4
Diluted	121.9	125.0

TIFFANY & CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	April 30, 2019	January 31, 2019	April 30, 2018
ASSETS

Current assets:
Cash and cash equivalents and short-term investments	$762.7	$855.3	$1,211.9
Accounts receivable, net	210.5	245.4	227.7
Inventories, net	2,453.8	2,428.0	2,317.6
Prepaid expenses and other current assets	215.8	230.8	223.0

Total current assets	3,642.8	3,759.5	3,980.2

Operating lease right of use assets	1,066.1	—	—
Property, plant and equipment, net	1,019.2	1,026.7	965.6
Other assets, net	547.6	546.8	504.8

	$6,275.7	$5,333.0	$5,450.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$142.1	$113.4	$96.7
Accounts payable and accrued liabilities	392.6	513.4	380.6
Current portion of operating lease liabilities	226.3	—	—
Income taxes payable	40.6	21.4	124.3
Merchandise credits and deferred revenue	72.1	69.9	82.7

Total current liabilities	873.7	718.1	684.3

Long-term debt	881.2	883.4	882.9
Pension/postretirement benefit obligations	284.9	312.4	290.7
Long-term operating lease liabilities	952.1	—	—
Other long-term liabilities	111.8	257.1	286.1
Deferred gains on sale-leasebacks	—	31.1	38.0
Stockholders’ equity	3,172.0	3,130.9	3,268.6

	$6,275.7	$5,333.0	$5,450.6

TIF-E

TIF-D